UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 27, 2018

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Urban Edge Properties                Urban Edge Properties LP
Emerging growth company ☐            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Urban Edge Properties                Urban Edge Properties LP
Emerging growth company ☐            Emerging growth company ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, Christopher J. Weilminster commenced employment with Urban Edge Properties (“UE”) as Executive Vice President and Chief Operating Officer and Donald T. Briggs commenced employment with UE as President of Development. As previously disclosed, on July 30, 2018, UE appointed Messrs. Weilminster and Briggs to these roles effective on December 31, 2018 and October 1, 2018, respectively, in each case unless an earlier date was agreed upon. Both of these appointments became effective upon the commencement of employment of Messrs. Weilminster and Briggs with UE on September 27, 2018.

Concurrent with the commencement of Mr. Weilminster’s employment, Robert Minutoli, UE’s current Executive Vice President and Chief Operating Officer, who had previously notified UE of his retirement effective on December 31, 2018, will step down as Chief Operating Officer. Mr. Minutoli will remain employed with UE through 2018 to assist in transitioning his role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: September 27, 2018	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer

URBAN EDGE PROPERTIES LP

	By:	Urban Edge Properties, General Partner

Date: September 27, 2018	By:	/s/ Mark Langer
Mark Langer, Executive Vice President and Chief Financial Officer